                                                                    Exhibit 10.2

                         Amendment and Waiver Agreement



     This Amendment and Waiver Agreement (this "Agreement"), dated as of July 26, 2002, is by and among Stericycle, Inc., a Delaware corporation ("Company"), and the Persons whose names are set forth on the attached Schedule I (collectively, the "Investors").

     RECITALS:

     WHEREAS, each of the Investors holds shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), acquired pursuant to that certain Amended and Restated Series A Convertible Preferred Stock Purchase Agreement, dated September 26, 1999 (the "Purchase Agreement");

     WHEREAS, the Company and the Investors are the parties currently bound by that certain Registration Rights Agreement, dated as of November 12, 1999 (the "1999 Registration Rights Agreement"), which was entered into at the closing of the transactions contemplated by the Purchase Agreement;

     WHEREAS, the Company and the Investors are the parties currently bound by that certain Corporate Governance Agreement, dated as of November 12, 1999 (the "1999 Corporate Governance Agreement"), which was entered into at the closing of the transactions contemplated by the Purchase Agreement;

     WHEREAS, the powers, designations, preferences and relative, participating, optional and other rights, and qualifications, limitations and restrictions applicable to the Preferred Shares are set forth in that certain Certificate of Designation of the Company filed with the Office of the Secretary of State of the State of Delaware on November 4, 1999 (the"1999 Certificate of Designation");

     WHEREAS, the Purchase Agreement, the 1999 Registration Rights Agreement, the 1999 Corporate Governance and the 1999 Certificate of Designation are referred to herein collectively as "1999 Investment Documents";

     WHEREAS, the Company and the Investors find it mutually desirable, and are willing, to amend the 1999 Investment Documents, subject to the terms and conditions of this Agreement; and

     WHEREAS, terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Waiver of Certain Prospective Dividends; Amendment to 1999 Certificate of Designation.

          (a)  Filing of First Amendment to Certificate of Designation.

          The Investors hereby consent to, and the Company agrees to cause (promptly after approval by the Company's stockholders in accordance with (S) 242 of the Delaware General Corporation Law), the filing of an amendment to the Company's Certificate of Designation in the form of Exhibit A attached hereto (the "First Amendment to Certificate of Designation") with the Office of the Secretary of State of the State of Delaware for the purpose of waiving any further right to accrual of dividends from and after June 1, 2002 on any outstanding Preferred Shares, except for the revival (if any) of such accrual of dividends as may occur in accordance with the terms and conditions of the First Amendment to Certificate of Designation (in the form attached hereto). The Investors acknowledge that the Company may not obtain stockholder approval of the First Amendment to Certificate of Designation until the Company's 2003 annual meeting of stockholders. The Company and the Investors (for themselves and their Permitted Transferees, as defined in the Restated Corporate Governance Agreement) agree that pending stockholder approval and filing of the First Amendment to Certificate of Designation, the Company and the Investors shall proceed vis-a-vis one another as if the First Amendment to Certificate of Designation had been approved by the Company's stockholders and filed with the Office of the Secretary of State of Delaware. The Investors agree to vote in favor of the First Amendment to Certificate of Designation at any regular or special meeting of the Company's stockholders at which the First Amendment to Certificate of Designation is submitted for stockholder approval.

          (b)  Limited Waiver of Prospective Dividends.

          The Investors hereby waive any further right to accrual of dividends from and after June 1, 2002 on any outstanding Preferred Shares, except for the revival (if any) of such accrual of dividends as may occur in accordance with the terms and conditions of the First Amendment to Certificate of Designation (in the form attached hereto). The foregoing waiver is limited expressly to the accrual of dividends for the stated period from and after June 1, 2002 and shall not suspend, waive or affect any other provision of (or breach of or default under) the Company's Certificate of Incorporation or Certificate of Designation or any of the other 1999 Investment Documents, whether the same has occurred prior hereto or occurs subsequent hereto.

     Section 2.  Amendment of Other Agreements.

          (a)  Reaffirmation of Purchase Agreement.

          The Purchase Agreement is not amended or modified hereby and remains in full force and effect. Each party hereto hereby ratifies and reaffirms its obligations and duties under the Purchase Agreement to the fullest extent such obligations and duties remain surviving in accordance with the original terms of the Purchase Agreement.

          (b)  Amendment of 1999 Registration Rights Agreement.

          Each of the parties hereto shall, simultaneously with the consummation of the transactions contemplated hereby, enter into an agreement in the form of Exhibit B attached hereto (the "2002 Registration Rights Agreement") for the purpose of amending and restating the 1999 Registration Rights Agreement.

          (c)  Amendment of 1999 Corporate Governance Agreement.

          Each of the parties hereto shall, simultaneously with the consummation of the transactions contemplated hereby, enter into an agreement in the form of Exhibit C attached hereto (the "2002 Corporate Governance Agreement") for the purpose of amending and restating the 1999 Corporate Governance Agreement.

     Section 3.  Representations and Warranties.

     Each Investor (to induce the Company to enter into this Agreement) and the Company (to induce each Investor to enter into the Agreement) represents and warrants to the other that:

          (a)  No Breach or Default.

          Such Person has not breached and is not in default of any of its obligations or duties under any of the 1999 Investment Documents, as in effect immediately prior to the effectiveness of this Agreement; and

          (b)  Requisite Authority, etc

          (i) The execution, delivery and performance by such Person of this Agreement and of each of the other agreements and documents referred to herein is within its corporate, partnership or limited liability company powers, as applicable, and has been duly authorized by all necessary corporate, partnership or limited liability company action on its part, as applicable, (ii) this Agreement and each of the other agreements and documents referred to herein is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms and (iii) neither the execution, delivery or performance by such Person of this Agreement (1) violates any law or regulation, or any other or decree of any governmental body, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, (3) violates or conflicts with the certificate of incorporation, partnership or limited liability company agreement, or other organizational documents of such Person, or (4) requires the consent, approval or authorization of, or declaration or filing with, any Person, except for those already duly obtained.

     Section 4   Conditions Precedent.

     The effectiveness of this Agreement is subject to the following conditions precedent:

          (a)  Representations and Warranties.

          The representations and warranties of the Company contained herein shall be true and correct as of the date hereof.

          (b)  Execution and Delivery of Documents.

          The following agreements and documents shall have been duly authorized, executed and delivered by the Company:

               (i)   the 2002 Registration Rights Agreement;

               (ii)  the 2002 Corporate Governance Agreement; and

               (iii) a Certificate of the Secretary of the Company certifying as to the validity of the resolutions of the Company's board of directors authorizing the execution, delivery and performance by the Company of this Agreement and each of the other agreements and documents referred to herein.

     Section 5. Effect on the Company's Certificate of Incorporation and Certificate of Designation.

          (a)  Ratification and Reaffirmation.

          The Company's Certificate of Incorporation (as amended prior to the date hereof) and the Company's Certificate of Designation (except as specifically amended in accordance with Section 1 above) remain in full force and effect. The Company hereby ratifies and reaffirms its Certificate of Incorporation and Certificate of Designation (as the latter will be amended in accordance with the terms of this Agreement) and all of its obligations and duties thereunder.

          (b)  Limitation of Waiver.

          The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Investors under the Company's Certificate of Incorporation or Certificate of Designation or under the General Corporation Law of the State of Delaware, except to the limited extent set forth in Section 1 above. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not effect an amendment or waiver of any provision of the Company's Certificate of Incorporation or Certificate of Designation with respect to any matter other than the accrual of dividends from and after June 1, 2002. For avoidance of doubt, the

     Company hereby acknowledges and agrees that no portion of the dividends that have accrued and/or accumulated on the outstanding Preferred Shares from and after their issuance and through and including May 31, 2002 are waived, affected or diminished by this Agreement (or any of the other agreements or documents referred to herein), and all such dividends shall remain so accrued and/or accumulated following the effectiveness hereof.

     Section 6    Miscellaneous.

          (a)  Successors and Assigns.

          This Agreement shall be binding on and shall inure to the benefit of Company, the Investors and their respective successors and assigns (including, without limitation, the Investors' Permitted Transferees (as defined in the Restated Corporate Governance Agreement)).

          (b)  Entire Agreement.

          This Agreement, together with the agreements and documents referred to herein, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and (except to the extent of the ratifications and reaffirmations of the 1999 Investment Documents set forth herein) supersedes all other understandings, oral or written, with respect to the subject matter hereof.

          (c)  Headings.

          Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (d)  Severability.

          Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (e)  Counterparts.

          This Agreement may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement.

          (f) Expenses.

          Each party hereto shall pay its own fees and expenses in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, with the exception that the Company shall pay or reimburse the Investors for up to $15,000 of the Investors' reasonable attorneys' fees and expenses in connection this Agreement and the matters contemplated hereby.

                            (Signature page follows)

                Signature Page to Amendment and Waiver Agreement

   Delivered at Chicago, Illinois, as of the day and year first above written.

                             Company:

                               Stericycle, Inc.

                               By:  /s/ Mark C. Miller
                                  ---------------------------------------------
                                        President and Chief Executive Officer

                             MDP Entities:

                               Madison Dearborn Capital Partners III, L.P.

                               By:  Madison Dearborn Partners III, L.P.
                               Its: General partner

                               By:  Madison Dearborn Partners, LLC
                               Its: General Partner

                               By:  /s/ Thomas R. Reusche
                                  ----------------------------------------------
                                        A Managing Director

                               Madison Dearborn Special Equity III, L.P.

                               By:  Madison Dearborn Partners III, L.P.
                               Its: General partner

                               By:  Madison Dearborn Partners, LLC
                               Its: General Partner

                               By:  /s/ Thomas R. Reusche
                                  ---------------------------------------------
                                        A Managing Director

                               Madison Dearborn Capital Partners III, L.P.

                               By:  Madison Dearborn Partners III, L.P.
                               Its: General partner

                               By:  Madison Dearborn Partners, LLC
                               Its: General Partner

                               By:  /s/ Thomas R. Reusche
                                  ----------------------------------------------
                                        A Managing Director

                          Bain Entities:

                             Bain Capital Fund VI, L.P.

                             By:  Bain Capital Partners VI, L.P.
                             Its: General Partner

                             By:  Bain Capital Investors, LLC
                             Its: General Partner

                             By:  /s/ Paul Edgerly
                                ------------------------------------------------
                                      A Managing Director

                             BCIP Associates II

                             By:  Bain Capital Investors, LLC
                             Its: Managing General Partner

                             By:  /s/ Paul Edgerly
                                ------------------------------------------------
                                     Name:
                                     Title:

                             BCIP Associates II-B

                             By:  Bain Capital Investors, LLC
                             Its: Managing General Partner

                             By:  /s/ Paul Edgerly
                                ------------------------------------------------
                                     Name:
                                     Title:

                             BCIP Associates II-C

                             By:  Bain Capital Investors, LLC
                             Its: Managing General Partner

                             By:  /s/ Paul Edgerly
                                ------------------------------------------------
                                     Name:
                                     Title:

                              BCIP Trust Associates II

                              By:  Bain Capital Investors, LLC
                              Its: Managing General Partner

                              By:  /s/ Paul Edgerly
                                 ---------------------------------------------
                                      Name:
                                      Title:

                              BCIP Trust Associates II-B

                              By:  Bain Capital Investors, LLC
                              Its: Managing General Partner

                              By:  /s/ Paul Edgerly
                                 ---------------------------------------------
                                      Name:
                                      Title:

                              Pep Investments Pty. Limited

                              By:  Bain Capital Investors, LLC
                              Its: Attorney-in-Fact

                              By:
                                 ---------------------------------------------
                                      Name:
                                      Title:

                              Brookside Capital Partners Fund, L.P.

                              By:  /s/ Ed Brakeman
                                 ---------------------------------------------
                                      Name: Ed Brakeman
                                      Title: Managing Director

                              Sankaty High Yield Asset Partners, L.P.

                              By:  /s/ Kristin Mugford
                                 ---------------------------------------------
                                      Name: Kristin Mugford
                                      Title: Managing Director

                              Sankaty High Yield Partners II, L.P.

                              By:  /s/ Kristin Mugford
                                   ---------------------------------------------
                                      Name: Kristin Mugford
                                      Title: Managing Director

                                   Schedule I

                                    Investors

           MDP Entities

                    Madison Dearborn Capital Partners III, L.P.
                    Madison Dearborn Special Equity III, L.P.
                    Special Advisors Fund I, LLC

           Bain Entities

                    Bain Capital Fund VI, L.P.
                    BCIP Associates II
                    BCIP Associates II-B
                    BCIP Associates II-C
                    BCIP Trust Associates
                    BCIP Trust Associates II-B
                    PEP Investments Pty. Limited
                    Brookside Capital Partners Fund L.P.
                    Sankaty High Yield Asset Partners, L.P.
                    Sankaty High Yield Partners II, L.P.

                                                                       Exhibit A

                                Stericycle, Inc.

--------------------------------------------------------------------------------

                               First Amendment to
                     Certificate of Designation Relating to
         Series A Convertible Preferred Stock, Par Value $.01 Per Share

--------------------------------------------------------------------------------

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Stericycle, Inc., a Delaware corporation (the "Corporation"), hereby certifies that:

                (a) pursuant to the authority contained in Article Four of the Corporation's Amended and Restated Certificate of Incorporation filed on August 19, 1996, as amended by a First Certificate of Amendment filed on November 4, 1999, a Certificate of Designation Relating to Series A Convertible Preferred Stock, Par Value $.01 Per Share, filed on November 4, 1999, and a Second Certificate of Amendment filed on May 17, 2002 (the Corporation's Amended and Restated Certificate of Incorporation as so amended, the "Restated Certificate of Incorporation"), and

                (b) in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware,

the following resolution was duly adopted by the Corporation's Board of
Directors:

         RESOLVED, that the Corporation's Certificate of Designation Relating to Series A Convertible Preferred Stock, Par Value $.01 Per Share, filed on November 4, 1999 (the "Series A Preferred Stock Certificate of Designation"), is amended as follows:

         1.     Amendment of Section 1 ("Dividends")

         Section 1 ("Dividends") of the Series A Preferred Stock Certificate of Designation is deleted in its entirety and the following is substituted in its place:

                1.    Dividends.

                      1A. Preferential Dividends.

                Subject to Section 1B, preferential dividends on each share of Series A Preferred Stock shall accrue daily (whether or not there are profits or surplus available therefor) at the rate of 3.375% per annum of the Liquidation Preference thereof from the date of issuance of such share until the earliest of (i) the date on which the Liquidation Value of such share of Series A Preferred Stock is paid to the holder thereof in connection with the liquidation of the Corporation or the Corporation's redemption of such share of Series A Preferred Stock,
         (ii) the date on which such share of Series A Preferred Stock is converted into shares of Common Stock or (iii) the date on which such share of Series A Preferred Stock is otherwise acquired by the Corporation. Accrued preferential dividends on each share of Series A Preferred Stock shall accumulate annually on the anniversary of the date of initial issuance of such share. When and as declared, preferential dividends shall be paid only by the issuance of additional shares of Series A Preferred Stock (including fractional shares thereof) having an aggregate Liquidation Value at the time of such payment equal to the amount of the dividend to be paid. If and when any shares of Series A Preferred Stock are issued under this Section 1A for the payment of accumulated dividends and accrued dividends which have not yet been accumulated, such shares of Series A Preferred Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

                1B.   Cessation of Accrual of Dividends.

                Preferential dividends payable under Section 1A on shares of Series A Preferred Stock shall be deemed to have ceased to accrue after May 31, 2002, and there shall be no accrual after May 31, 2002 of preferential dividends on shares of Series A Preferred Stock unless:

                      (a) the Corporation breaches or for any reason fails to
                perform or comply with any of its obligations in respect of the exercise of any rights of holders of Series A Preferred Stock under any one or more of the Transaction Documents, and

                      (b) the breach or failure continues for 10 days following
                the Corporation's receipt of written notice of its breach or failure from or on behalf of any one or more of the affected holders of Series A Preferred Stock.

         In this event, preferential dividends shall resume accruing daily on the shares of Series A Preferred Stock held by all affected holders, at the rate of 3.375% per annum of the Liquidation Preference of their shares, beginning on the 11th day after the Corporation's receipt of written notice of its breach or failure and continuing through the date on which the Corporation has fully performed or complied with its obligations under the Transaction Documents in respect of the exercise of the rights in question of the affected holders of Series A Preferred Stock.

                Nothing in this Section 1B shall operate as a forfeiture or reduction in any respect in any preferential dividends payable under
         Section 1A on shares of Series A Preferred Stock that accrued or accumulated prior to June 1, 2002, all of which shall remain so accrued or accumulated without modification.

                1C.   Participating Dividends.

                In addition to preferential dividends payable under Section 1A, holders of Series A Preferred Stock shall share pro rata with holders of Common Stock, on the basis of the number of shares of Common Stock which each holder of Preferred Stock would be entitled to receive upon conversion of the holders Preferred Stock into Common Stock as of the record date for the dividend or distribution, in all other dividends and distributions, if any, that the Corporation's board of directors may declare from time to time.

         2.     Amendment of Section 3 ("Voting Rights")

         Section 3 ("Voting Rights") of the Series A Preferred Stock Certificate of Designation is deleted in its entirety and the following is substituted in its place:

                3.    Voting Rights.

                3A.   Ordinary Voting.

                Except as otherwise required by law, the Corporation's Restated Certificate of Incorporation or this Certificate of Designation, holders of Series A Preferred Stock shall be entitled to vote with holders of Common Stock as a single class on each matter submitted to a vote of the Corporation's stockholders. Each share of Series A Preferred Stock shall have a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which the share of Series A Preferred Stock is convertible as of the record date for determining the stockholders entitled to vote on the matter. Any fractional voting rights that result (after aggregating, in the case of each holder of Series A Preferred Stock, all shares of Common Stock into which all of the holder's shares of Series A Preferred Stock could be converted) shall be rounded upwards or downwards to the nearest whole number (with one-half being rounded upwards).

                3B.   Election of Directors.

                So long as the members of a Group hold at least 25% of the Underlying Common Stock (determined as of the date of the initial issuance of Series A Preferred Stock), holders of Series A Preferred Stock who are members of the Group, voting separately as a single class, to the exclusion of all other classes of the Corporation's capital stock and all other shares of Series A Preferred Stock held by members of the other Group, with each share of Series A Preferred Stock entitled to one vote, shall be entitled, in the election of directors of the Corporation, to elect one director to serve on the

         Corporation's board of directors. Each director so elected shall serve until his successor is duly elected by the Group's holders of Series A Preferred Stock or he is removed from office by the Group's holders of Series A Preferred Stock. If a Group's holders of Series A Preferred Stock for any reason fail to elect anyone to fill any such directorship, the position shall remain vacant until such time as the Group's holders of Series A Preferred Stock elect a director to fill the position, and it shall not be filled by resolution or vote of the Corporation's board of directors or its other stockholders. In the event that the members of a Group cease to hold at least 25% of the Underlying Common Stock (determined as of the date of the initial issuance of Series A Preferred Stock), the right and power provided to the Group's holders of Series A Preferred Stock by this Section 3B shall terminate.

         3.     Amendment of Section 4B ("Conversion Price")

         Section 4B ("Conversion Price") of the Series A Preferred Stock Certificate of Designation is deleted in its entirety and the following is substituted in its place:

                4B.   Conversion Price.

                The conversion price for Series A Preferred Stock (the "Conversion Price") was $17.50 initially and, in accordance with
         Section 4C, is now $8.75 by reason of the Corporation's 2-for-1 split of its Common Stock in the form a stock dividend of one share payable on May 31, 2002 on each share of Common Stock outstanding on May 16, 2002. In order to prevent dilution of the conversion rights granted under Section 4A, the Conversion Price for Series A Preferred Stock shall be subject to adjustment from time to time pursuant to Sections 4C, 4D, 4E and 4F.

         3.     Amendment of Section 13 ("Definitions")

         Section 13 ("Definitions") of the Series A Preferred Stock Certificate of Designation is amended to add the following definitions:

                      Corporate Governance Agreement means the Amended and
                Restated Corporate Governance Agreement, dated July 26, 2002, entered into by the Corporation and the holders of Series A Preferred Stock, as it may be amended.

                Group means either:

                      (a) the group consisting of (i) the initial purchasers of
                Series A Preferred Stock associated with Bain Capital Partners, Inc. (now known as "Bain Capital Partners, LLC") and (ii) their Permitted Transferees; or

                      (b) the group consisting of (i) the initial purchasers of
                Series A Preferred Stock associated with Madison Dearborn Partners, Inc. (now known as "Madison Dearborn Partners, LLC") and (ii) their Permitted Transferees.

                Permitted Transferees is defined in the Corporate Governance Agreement.

                Transaction Documents means the following:

                      (a) this Certificate of Designation, as it has been and
                may be amended in accordance with Section 11:

                      (b) the Corporate Governance Agreement;

                      (c) the Amended and Restated Registration Rights
                Agreement, dated July 26, 2002, entered into by the Corporation and the holders of Series A Preferred Stock, as it may be amended;

                      (d) the Amended and Restated Preferred Stock Purchase
                Agreement, dated as of September 26, 1999, entered into by the Company and the initial purchasers of Series A Preferred Stock, as it may be amended; and

                      (e) the Amendment and Waiver Agreement, dated July 26,
                2002, entered into by the Corporation and the holders of Series A Preferred Stock, as it may be amended.

     In witness, the Corporation has caused this First Certificate of Designation to be signed by its President and Chief Executive Officer, Mark C. Miller, on [date]. His signature below constitutes his affirmation and acknowledgement, under penalties of perjury, that this instrument is the Corporation's act and deed and that the facts stated in this instrument are true.

                                 Stericycle, Inc.

                                 By
                                     -------------------------------------------
                                           Mark C. Miller
                                           President and Chief Executive Officer